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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


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                          CONSENT OF FORMER INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT




Intelilabs.com, Inc.
Water Gardens 1620 26th Street
3rd Floor Santa Monica, CA 90404

I hereby consent to the use in Intelilabs.com's Form 10-QSB, for the quarter ending September 30, 2000, of our report dated August 31, 1999, relating to the financial statements of Quentin Road Productions, Inc. (now known as Intelilabs.com, Inc.).



Dated: November 15, 20000

/s/ Berenfeld Spritzer Shechter & Sheer
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Berenfeld Spritzer Shechter & Sheer
CERTIFIED PUBLIC ACCOUNTANTS
Miami, Florida